UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2026 (January 16, 2026)

Hashdex Commodities Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41900	92-6468665
(Commission File Number)	(IRS Employer Identification No.)

1100 N. Market Street, Suite 300 Wilmington, Delaware	19890
(Address of Principal Executive Offices)	(Zip Code)

(844) 403-5272

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Hashdex Bitcoin ETF	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the resignation, effective after the close of trading on January 15, 2026 (the “Effective Date”), of Tidal Investments, LLC (“Tidal”) from its position as sponsor of the Hahsdex Commodities Trust (f/k/a Tidal Commodities Trust I) (the “Trust”) and the concurrent appointment of Hashdex Asset Management Ltd. (“Hashdex”) as successor sponsor to the Trust (the “Sponsor Replacement”), as previously disclosed in the Current Report on Form 8-K of the Trust filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2025.

Capitalized terms used but not defined herein shall have the meanings assigned to them by the Prospectus of the Hashdex Bitcoin ETF (“DEFI”) (File No. 333-276254).

Item 1.02     Termination of a Material Definitive Agreement

In connection with the Sponsor Replacement, as of the Effective Date, the certain material agreements relating to the Trust were terminated. These agreements are listed below:

1.	Marketing Agent Agreement between the Trust and Foreside Fund Services, LLC. This agreement called for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all DEFI sales literature and advertising material.

2.	The Custody Agreement between the Trust, Tidal and U.S. Bank National Association. Under this agreement, the Cash Custodian established and maintained a segregated account or accounts for and on behalf of DEFI, into which account or accounts may be transferred cash and/or securities.

3.	Fund Accounting Servicing Agreement between the Trust, Tidal and US Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services (“USBGFS”). Under this agreement, USBGFS was appointed as the fund accountant for the Trust, responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

4.	Transfer Agent Servicing Agreement between the Trust, Tidal and USBGFS. Under this agreement, USBGFS was appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records.

5.	Fund Administration Servicing Agreement between the Trust, Tidal and Tidal ETF Services LLC (“Tidal ETF Services”). Under this agreement, Tidal ETF Services assisted with overall operation of the Trust, acted as a liaison among service providers, assisted with regulatory compliance, and preparation of certain regulatory and financial reports.

6.	Amended and Restated ‘33 Act Fund Platform Support Agreement between Tidal, Tidal ETF Services and Hashdex. This agreement set forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of DEFI, as well the respective rights in profits and obligations for expenses.

Item 5.01     Changes in Control of the Registrant.

Pursuant to a Sponsorship Transfer Agreement dated October 27, 2026, between Tidal and Hashdex, Hashdex agreed to act as sponsor of the Trust, as of the Effective Date. For its services to DEFI, Hashdex will receive the Management Fee paid by DEFI, as described in DEFI’s Prospectus. Hashdex is deemed to control the Trust due to its position as sponsor of the Trust. Tidal, the prior sponsor of the Trust, no longer controls the Trust.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Sponsor Replacement, and as of the Effective Date, Guillermo Trias (Executive Chairman), Michael Venuto (Chief Investment Officer), Dan Carlson (Chief of Staff), Gavin Filmore (Chief Executive Officer), Ronnie Riven (Chief Financial Officer) and William Woolverton (Chief Compliance Officer), each officers of Tidal, no longer perform certain functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by the executive officers of the Trust.

As of the Effective Date, officers of Hashdex perform certain functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by the executive officers of the Trust, as is discussed in DEFI’s Prospectus.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASHDEX COMMODITIES TRUST

By: Hashdex Asset Management Ltd., as Sponsor

/s/ Samir Kerbage
Date: January 16, 2026	Name:	Samir Kerbage
	Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)